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                                                                    EXHIBIT 23.1


  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-117116, 333-107416, 333-87266, 333-64238,
333-63950, 333-44852, 333-87759, 333-62437, 333-11577, 333-96302, 333-81236, and
333-44336) and Form S-3 (No.'s 333-114793, 333-109641 and 333-76544) of our
report dated February 18, 2005, with respect to the financial statements of Epimmune Inc. included in the Annual Report (Amendment No. 1 to Form 10-K/A) for the year ended December 31, 2004.

                                          /s/ ERNST & YOUNG LLP

San Diego, California
June 17, 2005